POWER OF ATTORNEY

     The undersigned officers and Trustees of Quintara Funds (the "Trust") hereby appoint Matthew L. Sadler as attorney-in-fact and agent, with the power, to execute, and to file any of the documents referred to below relating to the initial registration of the Trust as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act") and the registration of the Trust's securities under the Securities Act of 1933, as amended (the "Securities Act") including the Trust's Registration Statement on Form N-8A, N-1A or Form N-14, any and all amendments thereto, including all exhibits and any documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive order rulings and proxy materials. Each of the undersigned grants to the said attorney full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorneys-in-fact and agent may lawfully do or cause to be done by virtue hereof.

     The undersigned officers and Trustees hereby execute this Power of Attorney as of this 11th day of January, 2002.


Name                                                 Title

/s/ Matthew L. Sadler         President, Chairperson, Secretary and Trustee
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Matthew L. Sadler

/s/ Donald G. Tyler           Independent Trustee
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Donald G. Tyler

/s/ William H. Young          Independent Trustee
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William H. Young

/s/ Scott M. Porter           Treasurer, and  Principal Accounting Officer
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Scott M. Porter